SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                          _____________
                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2000


                   GOLD BANC CORPORATION, INC.

     (Exact name of registrant as specified in its charter)


  KANSAS                 0-28936                48-1008593

(State or other    (Commission File Number)    (IRS Employer
jurisdiction                                 Identification No.)
of incorporation)


11301 Nall Avenue, Leawood, Kansas                 66211

(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:  (913)451-8050

                              None

(Former name or former address, if changed since last report)
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ITEM 5.    OTHER EVENTS.

     Gold Banc Corporation, Inc. ("the Company") is making publicly available (a) its recently adopted charter of the Audit Committee of the Board of Directors; (b) its annual meeting agenda and presentation made at its annual meeting of shareholders on April 26, 2000 (the "Annual Meeting"); and (c) its first quarter 2000 earnings release and discussion of financial performance presentation made immediatley following the Annual Meeting.

     Exhibits 99.2 and 99.3 contain certain statements, estimates and projections regarding the Company that constitute forward looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those such statements. Factors that could cause actual results to differ from those discussed in the forward looking statements include, but are not limited to: (a) the potential loss of key personnel; (b) changes in the local economic conditions that could adversely affect the Company's loan portfolio; (c) an inadequate allowance for loan losses which is needed to cover actual loan losses; (d) an inability to manage interest rate risk that could reduce the Company's net interest income; (e) complications with year 2000 issues and changes in technology that may impact the Company's business; (f) changes in regulatory requirements and the competition; and (g) other risks and factors indicated in the Company's most recent Form 10-K and other filings with the Securities and Exchange Commission.

ITEM 7.    FINANCIAL STATEMENTS AND OTHER EXHIBITS.

  EXHIBITS NO.      DESCRIPTION

     99.1           Charter of the Audit Committee of
                    the Board of Directors.

     99.2           Annual Meeting Agenda and
                    Presentation.

     99.3           First Quarter 2000 Earnings Release
                    and Discussion of Financial Performance
                    Presentation.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2000.

                              GOLD BANC CORPORATION, INC.


                              By:  /s/ Keith Bouchey
                                   Keith Bouchey, Corporate Secretary
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